EXHIBIT 10.15.1
     XXXXX INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
AMENDMENT NO. 3
TO
LICENSING, CONTRACT MANUFACTURING AND SUPPLY AGREEMENT
BETWEEN
SCHERING CORPORATION
AND
IMPAX LABORATORIES, INC.
     This Amendment No. 3, effective as of the last date of signature appearing below (the “Effective Date”), is entered into by and between Schering Corporation, (hereafter called “Schering”), and Impax Laboratories, Inc., (hereafter called “Impax”).
Purpose
     WHEREAS Schering and Impax are the parties to the Licensing, Contract Manufacturing and Supply Agreement with an effective date of June 18, 2002 as subsequently amended by Amendment No. 1 dated November 22, 2002, and Amendment No. 2 dated December 4, 2002 (the “License Agreement”); and
     WHEREAS Schering and Impax desire, in accordance with Section 16.7 of the License Agreement to amend certain aspects and provisions of the License Agreement related to the Pricing and Supply of the Product, the License granted by Impax to Schering and the responsibility for reporting Adverse Event information as set forth below;
     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:
     1. Unless otherwise expressly defined herein, all capitalized terms used herein have the meaning as defined in the License Agreement.
     2. Section 1.17 is amended to read in its entirety as follows:
     The term “Initial Term” shall mean the period of time beginning on the Effective Date of the License Agreement and ending February 28, 2008.
     3. Section 1.29 is amended to read in its entirety as follows:

     The term “Price” shall mean the Price set forth in Section 6.1 hereof.
     4. Section 1.32 is amended to read in its entirety as follows:
     The term “Supply Failure” shall mean Impax’s failure to Manufacture and deliver to Schering on more than one occasion at least 95% of the amount of Product ordered by Schering pursuant to the forecasts referred to in Section 3.3, for one calendar month by the delivery date set forth in Schering’s purchase order.
     5. Section 2.1, License Fee, is amended by adding the following new Sections 2.1(d), (e) and(f):
     (d) In consideration of the Royalty Amount set forth in Section 2.1(e) below, Impax hereby grants to Schering, effective upon the earlier of: (a) the delivery by Impax of the XXXXX tablets, as provided in Section 3.1 (as such amount may be adjusted in accordance with Section 5.4(a)), or (b) approval by FDA to allow Schering or its designated party to manufacture the Product under Impax’s ANDA or (c) such other date as otherwise agreed to by the parties, a non-exclusive, transferable, assignable, irrevocable, non-expiring license under Impax’s ANDA, Know-How, and other intellectual property as they relate to the Product and the other rights granted to Schering under the Agreement, including, but not limited to rights to manufacture, market, and distribute the Product. So long as Impax is supplying the Product to another customer, Impax shall not withdraw the ANDA, and shall be obligated to, and shall perform at its own expense, all acts necessary to maintain the ANDA in full force and effect, it being understood that Schering shall continue to furnish Impax with the information required for those portions of the ANDA specific to Schering. Within thirty (30) days after written notification from Impax that Impax is no longer required to maintain the ANDA for its other customer, Schering shall notify Impax if it desires Impax to continue to maintain the ANDA and Impax shall, until otherwise notified by Schering, perform, at Schering’s expense, all acts necessary to maintain the ANDA in full force and effect. In such event and at Schering’s request, the parties shall enter into good faith negotiations regarding the transfer of the ANDA to Schering, and Schering shall have the right of first refusal in connection with any transfer or other disposition of the Impax ANDA, other than a transfer or other disposition to an Affiliate of Impax. In the alternative, Schering may choose to file for its own ANDA using Impax Know-How, in which case Impax shall be obligated to maintain at Schering’s expense, the Impax ANDA for the Product until Schering receives FDA approval for Schering’s ANDA. In any event, the amount, if any, that Impax may charge to Schering for maintaining the Impax ANDA pursuant to this Section 2.1(d) shall be limited to the reasonable, actual, documented costs incurred by Impax for maintaining the ANDA. Invoices for any such amount charged to Schering shall be sent by Impax on an annual basis, and shall be accompanied by a detailed statement itemizing the costs. Such invoices shall be paid by Schering within 30 days of receipt. Impax shall keep records sufficient in detail to enable Schering to verify the amounts charged. Schering shall have the right, at its discretion and expense, to inspect, during ordinary business hours of Impax, records as may be necessary to verify the amounts charged by Impax pursuant to this Section 2.1(d). Without limiting the generality of the foregoing, Impax shall, subject to the provisions of Section 7.6, be responsible for filing any and all ADE (as herein defined) reports.

     (e) In consideration of the license rights granted pursuant to Section 2.1(d), Schering agrees to pay Impax a total of $XXXXX per XXXXX tablets of Product produced by Schering and sold by it, net of any and all returns (the “Royalty Amount”), during the course of the 24 months following the date of the completion of the Technology Transfer (as hereinafter defined), provided that Impax is no longer obligated to supply the Product to Schering, or if so obligated, the date on which Impax has delivered to Schering a total of XXXXX tablets (subject to any adjustment in accordance with Section 5.4 (a))of the Product and is no longer required to deliver any additional Product to Schering. Schering shall pay the Royalty Amount to Impax on a quarterly basis within 45 days of the close of the preceding calendar quarter. Upon payment of this amount and notwithstanding any other provision in the License Agreement to the contrary, Schering shall not be obligated to make any further payments for the license rights granted to it by Impax pursuant to Section 2.1(d) herein.
     (f) Payments due under Section 2.1(e) shall be accompanied by a statement detailing the number of tablets manufactured by Schering and sold by it, net of any and all returns, and the calculation of the payment owed to Impax. Schering shall keep records in sufficient detail to enable Impax to verify the calculation of the payment. Impax has the right, at its discretion and expense, but no more frequently than one (1) time per calendar year, to inspect, during ordinary business hours of Schering, records as may be necessary to verify Schering’s calculation of any payment due under Section 2.1(e).
     6. Section 3.1, Supply of Product, is amended to read in its entirety as follows:
     Subject to the terms and conditions of the License Agreement as amended, Impax shall Manufacture and supply to Schering, and Schering shall purchase from Impax, the Product in accordance with Impax’s ANDA and in amounts to be determined by Schering in its sole discretion (but no less than batch size quantities); provided that, and subject to Section 5.4(a), Impax shall Manufacture and supply to Schering, and Schering shall purchase from Impax, a minimum total of XXXXX tablets of the Product during the period beginning March 1, 2004 and ending February 28, 2008; provided further, however, that in the event that FDA or any other Regulatory Authority shall take any action, the effect of which is to prevent or prohibit Schering from marketing and distributing the Product, Schering shall be relieved of its obligation to purchase any minimum quantity of the Product.
     During calendar year 2004, Impax agrees to manufacture and deliver to Schering XXXXX tablets of the Product per calendar month for each of the calendar months of March, April, May, June, July and August; provided, however, that Impax may deliver the XXXXX tablets due for the month of April, 2004 to Schering by May 10, 2004. Impax shall thereafter be obligated to produce up to XXXXX tablets of the Product for any remaining calendar year of the Initial Term. Impax shall deliver Schering’s requirements of the Product as per Schering’s delivery dates on Schering’s Purchase Orders. Impax represents and warrants that it has and will maintain the capacity to Manufacture up to XXXXX tablets per month for the duration of the Initial Term, and further represents and warrants that it will Manufacture and deliver to Schering at least XXXXX tablets in any given month, subject to receipt of forecasts and purchase orders in accordance with Sections 3.3 and 3.4 of the Agreement. Notwithstanding the foregoing, Impax will use its Commercially Reasonable efforts, during the Initial Term, to supply Schering with more than XXXXX tablets, up to XXXXX tablets, in any given calendar month, subject to receipt of forecasts and purchase orders. Nothing herein shall be construed as restricting or limiting Schering’s right to manufacture the Product at Schering’s or its Affiliate’s facilities for use and/or sale.
     7. Section 3.7, Alternative Supply, is amended to read in its entirety as follow:
     Impax agrees to fully cooperate with Schering, at Schering’s request and expense, to establish a back-up facility for the manufacture of the Product at one of Schering’s, its Affiliate’s or Third Party’s manufacturing sites. Upon such request, Impax shall promptly initiate a complete technology transfer of the manufacturing process, procedures and standards used by Impax to Manufacture the Product (the “Technology Transfer”), so as to enable the back-up facility to manufacture the Product in accordance with the applicable Health Registrations for the Product. Impax and Schering shall use diligent efforts to ensure that the Technology Transfer is completed as soon as reasonably practicable.
     8. Section 7.2, Cost Reductions, is hereby deleted in its entirety.
     9. Section 5.4(a), Delay and Failure to Supply, is amended to read in its entirety as follows:
     (a) In the event that Impax shall have reason to believe that it will be unable to supply Schering in a timely manner with the full quantity of the Product forecasted to be ordered or actually ordered by Schering, Impax shall promptly (and in any event within five (5) business days) notify Schering thereof. If Impax shall so notify Schering, or if Impax shall fail to provide Schering with adequate assurances of timely performance upon Schering’s request therefore (regardless of whether past performance has complied herewith or not), Schering and Impax shall promptly meet to discuss how to thereafter supply the Product in a timely manner.
If at any time Schering determines in its reasonable judgment that there will be a Supply Failure, or that there is a Supply Failure, then Schering or an Affiliate of Schering may (but shall not be obligated to) Manufacture such quantity of the Product or its equivalent that Impax is unable to produce or has failed to deliver or, Schering or its Affiliate may enter into a Supply Agreement with a Third Party to manufacture such quantity of the Product or its equivalent that Impax is unable to produce and deliver (taking into account minimum batch sizes and pricing efficiencies of such supplier), upon such terms and conditions as Schering shall determine in its sole discretion. If the Cure Price for the Supply Failure is in excess of the Price, Schering shall invoice Impax for an amount equal to the excess of the Cure Price over the Price and provide reasonable documentation evidencing the Cure Price to Impax with such invoice. Impax shall pay such invoice within 30 days and such payment obligation shall constitute Impax’s sole and exclusive liability for claims under this Section 5.4(a) where Schering elects to either Manufacture the Product itself or enter into an agreement with a Third Party to do so.
Notwithstanding the foregoing, with regard to any supply agreement or the Manufacture of the Product by Schering or an Affiliate of Schering, Impax shall pay the Cure Price in excess of the Price for the longer of three (3) months from the date of a Supply Failure or the date that Impax advises Schering that it is able to resume deliveries of the Product in the amounts referred to in Section 3.1.

In the event a Supply Failure occurs in any given month (“Short Month”), and Schering elects not to Manufacture the Product or to enter into an agreement with a Third Party to do so, then
(i) In addition to delivering the full quantity of Schering’s order for the immediately following month, Impax shall also deliver to Schering the amount of any shortage from the Short Month (“Cure Amount”) in the immediately following calendar month (“Cure Month”), unless otherwise directed by Schering. Subject to subparagraph (ii) below, pricing for all Product delivered during any Short Month and any Cure Month shall be $XXXXX per XXXXX tablets of the Product.
(ii) Should Impax fail to deliver any given full Cure Amount, then pricing shall be at the price of $ XXXXX per XXXXX tablets (the “Amended Cure Price”), which Amended Cure Price shall remain in effect for a minimum of the next three months (the “Minimum Cure Period”) and in any event, until the full Cure Amount(s) and all amounts required pursuant to Schering’s regular orders have been delivered. Upon delivery of all Schering’s requirements pursuant to its regular orders and the full Cure Amount(s), or the expiration of the Minimum Cure Period, whichever is later, the price to be paid by Schering for Product ordered and delivered thereafter shall revert back to $ XXXXX per XXXXX tablets.
(iii) In addition to, and notwithstanding the foregoing cure obligations of Impax, Schering shall be relieved from the minimum purchase obligation established pursuant to the Amended Section 3.1 set forth above. Subject to the provisions of Section 3.1, Impax shall nevertheless be required for the remainder of the Initial Term to Manufacture and supply to Schering, and Schering shall purchase from Impax, the Product, in amounts to be determined by Schering in its sole discretion (but no less than current batch size quantities), at the price set forth in subparagraph 5.4(a)(ii), above, as applicable.
     10. Section 6.1, Price, is hereby amended to read in its entirety as follows:
     Beginning March 1, 2004, and subject to Section 5.4(a), the Price to be paid by Schering to Impax for the Product during the Initial Term shall be $ XXXXX per XXXXX tablets, and shall be made in United States dollars within 30 days from date of receipt of invoice therefore for Product received by Schering. After February 28, 2008, the Price to be paid by Schering to Impax for the Product may be increased for any increase in the United States Consumer Price Index for material, labor and overhead costs during the immediate preceding year, but in no event shall such cost increase be more than a total of three percent (3%) for such year over the Price at the end of the immediate preceding year.
     11. Section 7.6 of the Agreement, Adverse Events, is hereby amended to read in its entirety as follows:
     Commencing no later than February 1, 2005, Impax shall be responsible for, and shall bear the expense of collecting and reporting to FDA in accordance with the applicable laws and regulations, all Adverse Drug Experiences (ADEs) regarding the Product; until such date, Impax shall only be responsible for reporting to FDA all ADEs. In the event Schering shall receive an ADE for the Product, Schering shall notify Impax within five (5) business days if the ADE is serious or unexpected, and on a quarterly basis with respect to any non-serious or expected ADEs.
     12. Section 8.4, Retention of Samples, is hereby amended by adding the following Section 8.4(a):
     Until such time as Schering or its designated party receives approval by FDA to manufacture the Product under Impax’s ANDA, Impax shall be responsible for, and shall bear the expense of, conducting all ongoing stability requirements in accordance with applicable laws and regulations and all applicable Schering requirements for all presentations of the Product marketed by Schering. Notwithstanding the foregoing, Impax shall only be required to bear the expense of the conduct of on-going stability testing for the initial three (3) batches of Product heretofore manufactured for Schering and for one (1) batch of Product manufactured during each year of the Initial Term. If Schering shall require the conduct of additional stability testing, Schering shall pay to Impax the sum of $ XXXXX for each batch tested.
     13. All other terms and conditions of the License Agreement are hereby confirmed and shall remain in full force and effect. In the event of any conflict with the provisions of this Amendment No. 3 and any of the provisions of the License Agreement, the provision of this Amendment No. 3 shall control.

SCHERING CORPORATION		IMPAX LABORATORIES, INC.

By:	/s/ Jerry Martino	By:	/s/ David S. Doll

	Jerry Martino		David S. Doll
	Vice President		Sr. Vice President
Sales and Marketing

Date:	7/19/04	Date:	7/23/04